Exhibit 21

Subsidiaries

Name	State or other jurisdiction of incorporation or organization
American Finance Group, Inc.	Delaware
Arizona Financial Products, Inc.	Arizona
BBVA Compass Financial Corporation	Alabama
BBVA Compass Insurance Agency, Inc.	Texas
BBVA Securities Inc.	Delaware
BBVA Wealth Solutions, Inc.	Texas
Bellasera Holdings, LLC	Alabama
Capital Investment Counsel, Inc.	Colorado
CB FNB, LLC	Texas
CB Transport, Inc.	Alabama
Chelsea Commercial Holdings, LLC	Alabama
Compass Asset Acceptance Company, LLC	Delaware
Compass Auto Receivables Corporation	Delaware
Compass Bank	Alabama
Compass Capital Markets, Inc.	Alabama
Compass Custodial Services, Inc.	Nevada
Compass GP, Inc.	Delaware
Compass Insurance Trust	Delaware
Compass Investments, Inc.	Alabama
Compass Limited Partner, Inc.	Delaware
Compass Loan Holdings TRS, Inc.	Alabama
Compass Mortgage Corporation	Alabama
Compass Mortgage Financing, Inc.	Delaware
Compass Multistate Services Corporation	Alabama
Compass Southwest, L.P.	Delaware
Compass Texas Acquisition Corp.	Delaware
Compass Texas Mortgage Financing, Inc.	Delaware
Compass Trust II	Delaware
FL-ORE P.I. Holdings 3, LLC	Florida
Guaranty Business Credit Corporation	Delaware
Guaranty Plus Holding Company	Nevada
Guaranty Plus Properties Inc. - 1	Delaware
Guaranty Plus Properties LLC - 2	Texas
Guaranty Plus Properties LLC - 3	Texas
Guaranty Plus Properties LLC - 4	Texas
Guaranty Plus Properties LLC - 5	Texas
Guaranty Plus Properties LLC - 6	Texas
Guaranty Plus Properties LLC - 7	Texas
Guaranty Plus Properties LLC - 8	Texas
Guaranty Plus Properties LLC - 9	Texas
Homeowners Loan Corporation	Delaware
Human Resources Provider, Inc.	Alabama

Name	State or other jurisdiction of incorporation or organization
Human Resources Support, Inc.	Delaware
Lee Branch Holdings, LLC	Alabama
Liquidity Advisors, L.P.	Delaware
Micro Spinal, LLC	Florida
Phoenix Loan Holdings, Inc.	Delaware
P.I. Holdings GPP, Inc.	Delaware
P.I. Holdings No. 1, Inc.	Texas
P.I. Holdings No. 3, Inc.	Texas
Pinnacle Lee Branch Holdings, LLC	Alabama
RWHC, Inc.	Nevada
Simple Finance Technology Corp	Delaware
State National Capital Trust I	Connecticut
State National Statutory Trust II	Delaware
Texas Loan Services, L.P.	Texas
Texas Mezzanine Fund, Inc.	Connecticut
Texas Regional Statutory Trust I	Delaware
TexasBanc Capital Trust I	Delaware
TMF Holding, Inc.	Delaware
Tucson Loan Holdings, Inc.	Tennessee
Velocity Residential, LLC	Tennessee
Velocity Residential II, LLC	Tennessee